UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2012

GROUPON, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35335 (Commission File Number)	27-0903295 (I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 620 Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(312) 676-5773

(Registrant’s telephone number, including area
code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 24, 2012, Howard Schultz, notified the Company that he will not stand for re-election at the Company’s Annual Meeting of Stockholders on June 19, 2012, and submitted his resignation as a member of the Board of Directors (the “Board”) of Groupon, Inc. (the “Company”) to the Executive Chairman of the Board, which resignation stated that it was effective immediately. Mr. Schultz’s decision is not the result of any dispute or disagreement with the Company or its Board on any matter relating to the Company’s operations, policies or practices.

On April 26, 2012, Kevin J. Efrusy notified the Company that he will not stand for re-election at the Company’s the Annual Meeting of Stockholders on June 19, 2012. He will continue to serve as a director until such time. Mr. Efrusy’s decision is not the result of any dispute or disagreement with the Company or its Board on any matter relating to the Company’s operations, policies or practices.

(d) On April 26, 2012, Daniel Henry, 62, was appointed to the Board of Directors, effective immediately.  Mr. Henry also was appointed to the Audit Committee.  Mr. Henry has been the Chief Financial Officer of American Express Company since October 2007. Mr. Henry is responsible for leading American Express Company’s finance organization and representing American Express to investors, lenders and rating agencies. He has also served as Executive Vice President and Chief Financial Officer of U.S Consumer, Small Business and Merchant Services and joined American Express as Comptroller in 1990. Prior to joining American Express, Mr. Henry was a partner with Ernst & Young.

There is no arrangement or understanding with any person pursuant to which Mr. Henry was selected as a director. Mr. Henry’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors.

At the Company’s Annual Meeting of Stockholders on June 19, 2012, all current directors, other than Mr. Efrusy, will be subject to re-election by the stockholders of the Company. In addition, on April 30, 2012, the Company announced that Robert J. Bass, 62, will be a director nominee at such meeting.  The Company expects to appoint Mr. Bass to the Audit Committee following his election at the Annual Meeting.  Mr. Bass has been a vice chairman of Deloitte LLP since 2006, and a partner in Deloitte since 1982.  He will retire from Deloitte on June 2, 2012.  Mr. Bass has specialized in e-commerce, mergers and acquisitions and SEC filings. At Deloitte, Mr. Bass is responsible for all services provided to Forstmann Little and its portfolio companies and is the advisory partner for Blackstone, DIRECTV, McKesson, IMG and CSC. He has also previously been the advisory partner for Priceline.com, RR Donnelley, Automatic Data Processing, Community Health Systems and Avis Budget. He is a member of the American Institute of Certified Public Accountants and the New York and Connecticut State Societies of Certified Public Accountants.

A copy of the press release announcing Mr. Schultz’s resignation,  Mr. Efrusy’s decision not to stand for re-election, Mr. Henry’s appointment and Mr. Bass’ nomination is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 8.01                                           Other Events.

The information contained in Item 5.02 above is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

     (d)                                                                  Exhibits:

Exhibit No.	Description
99.1	Press Release dated April 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.

Dated: April 30, 2012	By:	/s/ Jason E. Child
	Name:	Jason E. Child
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated April 30, 2012.